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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                      --------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------

                               ZAPATA CORPORATION
               (Exact name of issuer as specified in its charter)
             ------------------------------------------------------

         NEVADA                                               C-74-1339132
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                         100 MERIDIAN CENTRE, SUITE 350
                            ROCHESTER, NEW YORK 14618
                    (address of principal executive offices)
                   ------------------------------------------

                          1996 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)
                   -------------------------------------------
                                  AVRAM GLAZER
                       PRESIDENT & CHIEF EXECUTIVE OFFICER
                               ZAPATA CORPORATION
                         100 MERIDIAN CENTRE, SUITE 350
                            ROCHESTER, NEW YORK 14618
                                 (716) 242-2000
            (Name, address and telephone number of agent for service)
          -------------------------------------------------------------
                          Copies of Communications to:

                              Gordon E. Forth, Esq.
                             Woods Oviatt Gilman LLP
                             700 Crossroads Building
                            Rochester, New York 14614
                                 (716) 987-2800
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                         CALCULATION OF REGISTRATION FEE
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                                         Proposed       Proposed
                                         Maximum        Maximum
                          Amount         Offering       Aggregate   Amount of
Title of Securities       to be          Price          Offering    Registration
to be Registered          Registered     Per Share (1)  Price (1)   Fee

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Common stock, par
value $.001 per share  5,000,000 shares  $3.0625        $15,312,500 $4042.50

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(1)      Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales price reported on the New York Stock Exchange Composite Tape on September 7, 2000.

-------------------------------------------------------------------------------
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the Zapata Corporation (the "COMPANY") 1996 Long-Term Incentive Plan (the "PLAN") is effective (Registration No. 333-43223) (the "PRIOR REGISTRATION STATEMENT"). The contents of the Prior Registration Statement are incorporated herein by reference.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the common stock offered hereby (through options under the Plan) has been passed upon by Woods Oviatt Gilman LLP, 700 Crossroads Building, Two State Street, Rochester, New York 14614. A partner of that firm is an officer of the Company.

ITEM 8. EXHIBITS.

     The following documents are filed as a part of this Registration Statement or incorporated by reference herein:


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                  Exhibit
                  Number            Document Description
                  ---------         ------------------------------------

                  4.1 Zapata Corporation 1996 Long-Term Incentive Plan (as amended and restated effective April 13, 1999)

                  5.1               Opinion of Woods Oviatt Gilman LLP

                  23.1 Consent of Woods Oviatt Gilman LLP (included in Exhibit 5.1)

                  23.2              Consent of PricewaterhouseCoopers LLP

                  24.1              Power of Attorney



                                       3
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on September 11, 2000.

                            ZAPATA CORPORATION

                            By:    /s/ AVRAM A. GLAZER
                                   --------------------------------------------
                            Name:  Avram A. Glazer
                            Title: President and CEO

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                            TITLE                        DATE
----------                            -----                        ----

/s/ AVRAM A. GLAZER           President and Chief Executive  September 11, 2000
-----------------------       Officer and Director
Avram A. Glazer

/s/ LEONARD DISALVO           Vice President - Finance and   September 11, 2000
----------------------        Chief Financial Officer
Leonard DiSalvo

Warren H. Gfeller, Bryan G.          Directors               September 11, 2000
Glazer, Edward S. Glazer,
Malcolm I. Glazer and
Robert V. Leffler, Jr.

By:      /s/ LEONARD DISALVO
         --------------------------------------------
         Leonard DiSalvo, Attorney-In-Fact


                                       4
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                                INDEX TO EXHIBITS

                  Exhibit
                  Number            Document Description
                  ----------        ---------------------------------

                  4.1 Zapata Corporation 1996 Long-Term Incentive Plan (as amended and restated effective April 13, 1999)

                  5.1               Opinion of Woods Oviatt Gilman LLP

                  23.1 Consent of Woods Oviatt Gilman LLP (included in Exhibit 5.1)

                  23.2              Consent of PricewaterhouseCoopers LLP

                  24.1              Power of Attorney


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